

Schedule for Computation    Initial
of Fund Performance Data    Invest of:  $500
                            Offering
Vision Capital Appreciation Price/
Fund
                            Share=      $10.58
Return Since Inception
  ending 11/30/96           NAV=        $10.00

FYE:  July
                                        Begin                 Capital   Reinvest   Ending               Total
DECLARED:  QUARTERLY        Reinvest    Period   Dividend     Gain      Price      Period    Ending     Invest
PAID:  QUARTERLY            Dates       Shares   /Share       /Share    /Share     Shares    Price      Value
                            7/31/96     47.259   0.000000000  0.00000   $9.46      47.259    $9.46      $447.07
                            8/31/96     47.259   0.000000000  0.00000   $10.07     47.259    $10.07     $475.90
                            9/20/96     47.259   0.026000000  0.00000   $10.50     47.376    $10.50     $497.45
                            9/30/96     47.376   0.000000000  0.00000   $10.68     47.376    $10.68     $505.98
                            10/31/96    47.376   0.000000000  0.00000   $10.89     47.376    $10.89     $515.92
                            11/30/96    47.376   0.000000000  0.00000   $11.46     47.376    $11.46     $542.93

